SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to section 13 or 15(d)
             of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)
                        31 December 1997


                    GENERAL DYNAMICS CORPORATION

                   (Exact name of registrant as specified
                          in its charter)

        Delaware                1-3671            13-1673581
  (State or other              (Commission     (IRS Employer
    jurisdiction               File Number)    Identification No.)
  of incorporation)

3190 Fairview Park Drive,Falls Church, Virginia      22042-4523
Address of principal executive offices)             (Zip Code)


                        (703) 876-3000
            Registrant's telephone number,including area code

Item  5.    Other Events

       On December 31, 1997, General Dynamics Corporation completed the acquisition of Ceridian Corporation's Computing Devices International division for a purchase price of $600 million. The purchase consideration is subject to post-closing adjustment as specified in the Asset Purchase Agreement.

       Computing Devices International is a defense electronics and systems integration business with 1997 sales of approximately $600 million. It holds a leading position in the Canadian defense electronics market, and important niches in the U.S. defense market. It serves defense and other government agencies worldwide, as well as commercial customers in selected markets. Computing Devices employs 3,300 people in facilities in Bloomington, Minnesota; Calgary, Alberta, and Ottawa, Ontario, Canada; and Hastings, United Kingdom.

                             SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   GENERAL DYNAMICS CORPORATION
                                         (Registrant)



                          By  /s/  John W. Schwartz John W. Schwartz
                               Staff Vice President and Controller
                                   (Principal Accounting Officer)


Dated January 16, 1998